SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): March 31, 1994


               ORANGE AND ROCKLAND UTILITIES, INC.
     (Exact name of Registrant as specified in its charter)

Incorporated in New York      1-4315         13-1727729
(State or Other               (Commission    (IRS Employer
Jurisdiction of               File Number)   Identification
Incorporation)                               Number)


        One Blue Hill Plaza, Pearl River, New York  10965
      (Address of principal executive offices)  (zip code)


    Registrant's telephone number, including area code: (914) 352-6000

Items 1. - 4.  Not Applicable.

Item 5.        Other Events.

     On March 31, 1994, Bernstein v. Orange and Rockland Utilities, Inc. and James F. Smith, a purported shareholder class action complaint, was filed in the United States District Court, Southern District of New York. Plaintiff alleges that various Securities and Exchange Commission filings of the Company during the period between March 2 and August 18, 1993 contained false and misleading information or omitted to state material facts necessary to make the statements therein not misleading, and thereby violated Section 10 of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder, by failing to disclose what the plaintiff alleges was a "scheme" by the Company to make illegal political payments and campaign contributions to various public officials and politicians. As a result, plaintiff claims, during such period persons who purchased the Company's stock did so at artificially inflated prices.

     The Bernstein complaint also asserts a claim against Mr. Smith, a Director of the Company, under Section 20 of the Exchange Act. Plaintiff alleges that during the time period in question, Mr. Smith, then the Chief Executive Officer of the Company and Chairman of the Company's Board of Directors, was a controlling person of the Company and thus should be held liable under Section 20 for causing, or preventing the Company from engaging in, the wrongful acts alleged in the complaint.

     The complaint seeks unspecified money damages. The Company intends to vigorously contest the claims brought against it in this complaint.

Items 6. - 8.  Not Applicable.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ORANGE AND ROCKLAND UTILITIES, INC.


                              By:/s/ Victor A. Roque
                                 Victor A. Roque
                                 Vice President, General Counsel
                                   and Secretary
Dated:  April 13, 1994